Exhibit 5.1


June 29, 1999


Board of Directors of Whittman-Hart, Inc.
311 South Wacker Drive
Suite 3500
Chicago, Illinois  60606-6618

         RE:      Registration Statement on Form S-8
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Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") of Whittman-Hart, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 1,000,000 (the "Shares") of the Common Stock of the Company, $.001 par value per share (the "Common Stock").

         We have examined or considered all such documents, corporate records, officer's certificates and certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth below. In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the Company's Savings and Investment Plan, will be validly issued, fully paid and non-assessable.

         Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /S/ McDermott, Will & Emery
                                                     McDERMOTT, WILL & EMERY